EXHIBIT 3
                           VOTING AGREEMENT
                                 FOR
                       CERTAIN STOCKHOLDERS OF
                   SUPERCONDUCTOR TECHNOLOGIES INC.


        This VOTING AGREEMENT (the "Voting Agreement") is entered into as of October 10, 2002, by and between Conductus, Inc., a Delaware corporation ("Company"), and each of the parties that are signatories hereto ("Stockholders").
                               Recitals
        A. Company and Superconductor Technologies Inc., a Delaware corporation (the "Parent"), are entering into an Agreement and Plan of Merger dated as of October 9, 2002 (the "Merger Agreement") which provides (subject to the conditions set forth therein) for the merger of a wholly owned subsidiary of Parent with and into the Company (the "Merger"). Capitalized terms not otherwise defined in this Voting Agreement shall have the meanings given to them in the Merger Agreement.
        B. In order to induce Company to enter into the Merger Agreement, each Stockholder, solely in his, her or its capacity as a stockholder of Parent, is entering into this Voting Agreement.
                              Agreement
        Each Stockholder, intending to be legally bound, severally agrees on behalf of itself as follows:
1. Voting Of Shares. Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date (as defined in Section 6), at any meeting of stockholders of Parent, however called, and in any action by written consent of the stockholders of Parent, Stockholder shall vote the Subject Securities (as defined in Section 6) or cause the Subject Securities to be voted (to the extent such securities are entitled to be voted):
1.1 in favor of the approval of the Merger and adoption of the Merger Agreement and any matter that could reasonably be expected to facilitate the Merger;
1.2 against any action or agreement that would result in a breach of any representation, warranty, covenant or other obligation or agreement of Parent under the Merger Agreement; and
1.3 against any action or agreement that would cause any provision contained in Article VII of the Merger Agreement to not be satisfied.
2.      Transfer of Subject Securities.
2.1 Transfer of Subject Securities. Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Stockholder shall not (a) cause or permit any Transfer of any of the Subject Securities to be effected; (b) tender any of the Subject Securities to any Person or (c) create or permit to exist any Encumbrance with respect to any Subject Securities (other than Encumbrances which do not affect, directly or indirectly, the right of Buyer to vote the Subject Securities as provided in this Voting Agreement).
2.2     Transfer of Voting Rights.    Stockholder agrees that,
during the period from the date of this Voting Agreement through the Expiration Date, Stockholder shall ensure that: (a) none of the Subject Securities are deposited into a voting trust; and (b) no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities, other than proxies solicited by Parent in connection with the Merger, which are not inconsistent with Sections 1.1 through 1.3 above.
3. Representations and Warranties of Stockholder. Each Stockholder hereby represents and warrants severally (and not jointly) to Company as follows:
3.1     Authorization, etc.   Stockholder has the absolute and
unrestricted right, power, authority and capacity to execute and deliver this Voting Agreement and to perform its obligations under this Voting Agreement. This Voting Agreement has been duly executed and delivered by Stockholder and constitute legal, valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with their terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.
3.2     Conflicts or Consents.
(a) The execution and delivery of this Voting Agreement by Stockholder does not, and the performance of this Voting Agreement by Stockholder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Stockholder or by which it or any of its properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any Encumbrance or restriction on any of the Subject Securities pursuant to, any contract to which Stockholder is a party or by which Stockholder or any of his affiliates or properties is or may be bound or affected.
(b) The execution and delivery of this Voting Agreement by Stockholder does not, and the performance of this Voting Agreement by Stockholder will not, require any consent or approval of any Person.
3.3     Title to Securities.    As of the date of this Voting
Agreement: (a) Stockholder holds of record (free and clear of any Encumbrances or restrictions except as specifically disclosed on the signature page of this Voting Agreement) the number of outstanding shares of Parent Common Stock set forth under the heading "Shares Held of Record" on the signature page of this Voting Agreement; (b) Stockholder holds (free and clear of any Encumbrances or restrictions except as specifically disclosed on the signature page of this Voting Agreement) the options, warrants and other rights to acquire shares of Parent Common Stock set forth under the heading "Options, Warrants and Other Rights" on the signature page of this Voting Agreement; (c) Stockholder Owns the additional securities of Parent set forth under the heading "Additional Securities Beneficially Owned" on the signature page of this Voting Agreement; and (d) Stockholder does not directly or indirectly Own any shares of Parent Common Stock or other securities of Parent, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of Parent Common Stock or other securities of Parent, other than the shares and options, warrants and other rights set forth on the signature page of this Voting Agreement and other than as contemplated by the Securities Purchase Agreement.
4. Representations and Warranties of Company. Company hereby represents and warrants to each Stockholder as follows:
4.1 Authorization, etc. Company has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Voting Agreement. This Voting Agreement has been duly executed and delivered by Company, enforceable against Company in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.
4.2     No Conflicts or Consents.
(a) The execution and delivery of this Voting Agreement by Company does not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Company or by which it or any of its properties is or may be bound or affected; or
(ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of any contract to which Company is a party or by which Company or any of its affiliates or properties is or may be bound or affected.
(b) The execution and delivery of this Voting Agreement by Company does not require any consent or approval of any Person.
5.      Miscellaneous.
5.1 Survival of Representations, Warranties and Agreements. All representations, warranties, covenants and agreements made by Stockholder in this Voting Agreement shall survive until the Expiration Date.
5.2 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Voting Agreement shall be paid solely by the party incurring such costs and expenses.
5.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or if sent by overnight courier or similar means or sent by facsimile with confirmation of receipt of transmission, to the parties as follows:
                                  if to Company:
                                          Conductus, Inc.
                                          969 West Maude Avenue
                                          Sunnyvale, CA 94085
                                          Facsimile No.:
                                          (408) 523-9999
                                          Attention: Charles
                                          E. Shalvoy


                                             with a copy
                                             to:
                                          Orrick, Herrington
                                          & Sutcliffe LLP
                                          400 Sansome Street
                                          San Francisco, CA
                                          94111
                                          Facsimile No.:
                                          415-773-5759
                                          Attention:  Richard
                                          S. Grey

                                  if to the Stockholders:
                                          at the address set
                                          forth below
                                          Stockholder's
                                          signature on the
                                          signature page of
                                          this Voting Agreement

                                  with a copy to:
                                          Parent at the
                                          address set forth
                                          in the Merger
                                          Agreement.

               Any such notice shall be effective (a) if delivered personally, when received, (b) if sent by overnight courier, when receipted for, and (d) if sent by facsimile, when confirmation of receipt upon receipt of transmission.
       5.4 Severability. In case any one or more of the provisions contained in this Voting Agreement should be finally determined to be invalid, illegal or unenforceable in any respect against a party to this Voting Agreement, it shall be adjusted if possible to effect the intent of the parties. In any event, the validity, legality and enforceability of the remaining provisions contained in this Voting Agreement shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability shall only apply as to such party in the specific jurisdiction where such final determination shall have been made.
       5.5 Agreement. This Voting Agreement and the documents and instruments referred to in this Voting Agreement embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained in this Voting Agreement. There are no representations, promises, warranties, covenants, or undertakings, other than those expressly set forth or referred to in this Voting Agreement including the exhibits and the documents and instruments referred to in this Voting Agreement.
       5.6 Assignment; Binding Effect. Neither this Voting Agreement nor any right, interest or obligation hereunder shall be assigned by any of the parties without the prior written consent of the other parties. This Voting Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Voting Agreement is not intended to confer any rights or remedies upon any Person other than the parties.
       5.7 Specific Performance. The parties agree that irreparable damage would occur in the event that any provision of this Voting Agreement was, or is, not performed in accordance with its specific terms or was, or is, otherwise breached. Stockholder agrees that, in the event of any breach or threatened breach by Stockholder of any covenant or obligation contained in this Voting Agreement, Buyer shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Stockholder further agrees that neither Buyer nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this
       Section 0, and Stockholder irrevocably waives any right he may have to require the obtaining, furnishing or posting of any such bond or similar instrument.
       5.8 Counterparts. This Voting Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.
       5.9 Consent and Waiver. Stockholder hereby gives any consents or waivers that are required for the consummation of the Merger or the entering into of the Merger Agreement under the terms of any agreement to which Stockholder is a party or pursuant to any other rights Stockholder may have to consent to or approve the consummation of the Merger or the entering into of the Merger Agreement.
       6.      Definitions.  For purposes of this Voting
       Agreement:
       6.1     "Expiration Date" shall mean the earlier of
       (i) the date upon which the Merger Agreement is terminated, or (ii) the Effective Time.
       6.2 Stockholder shall be deemed to "Own" or to have acquired "Ownership" of a security if Stockholder is the: (i) record owner of such security; or (ii) "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of such security; provided, however, that Stockholder shall not be deemed to Own a security solely because of Stockholder's status as an executive officer, director, partner or member of a Person that owns such security.
       6.3 "Subject Securities" shall mean: (i) all securities of Parent (including all shares of Parent Common Stock and all options, warrants and other rights to acquire shares of Parent Common Stock) Owned by Stockholder as of the date of this Agreement; and
       (ii) all additional securities of the Company (including all additional shares of Parent Common Stock and all additional options, warrants and other rights to acquire shares of Parent Common Stock) of which Stockholder acquires Ownership during the period from the date of this Agreement through the Expiration Date.
       6.4 A Person shall be deemed to have effected a "Transfer" of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein; or (iii) reduces such Person's beneficial ownership interest in or risk relating to any such security.
               IN WITNESS WHEREOF, Company and Stockholder have caused this Voting Agreement to be executed as of the date first written above.

                                                          COMPANY CONDUCTUS, INC.
                                                          _______________________________________
                                                          Signature
                                                          _______________________________________
                                                          Name
                                                          _______________________________________
                                                          Title

                                                           Stockholders

       Address for Notice:                                WILMINGTON SECURITIES, INC.
       Wilmington Securities, Inc.
       824 Market Street, Suite 900
       Wilmington, DE 19801                               By ____________________________________
       Attn:  Andrew H. McQuarrie                          Andrew H. McQuarrie, President



       Address for Notice:                                HENRY L. HILLMAN, ELSIE HILLIARD HILLMAN AND C. G.
       c/o Maurice J. White                               GREFENSTETTE, TRUSTEES OF THE HENRY L. HILLMAN TRUST
       The Hillman Company                                U/A/T DATED NOVEMBER 18, 1985
       1800 Grant Building
       Pittsburgh, PA 15219                               By ____________________________________
                                                           C. G. Grefenstette, Trustee



       Address for Notice:                                C. G. GREFENSTETTE AND L. M. WAGNER, TRUSTEES U/A/T
       c/o Maurice J. White                               DATED DECEMBER 30, 1976 FOR THE CHILDREN OF JULIET LEA
       The Hillman Company                                HILLMAN SIMONDS
       1800 Grant Building
       Pittsburgh, PA 15219                               By ____________________________________
                                                           C. G. Grefenstette, Trustee

                                                          By ____________________________________
                                                           L. M. Wagner, Trustee



       Address for Notice:                                C. G. GREFENSTETTE AND L. M. WAGNER, TRUSTEES U/A/T
       c/o Maurice J. White                               DATED DECEMBER 30, 1976 FOR THE CHILDREN OF AUDREY
       The Hillman Company                                HILLMAN FISHER
       1800 Grant Building
       Pittsburgh, PA 15219                               By ____________________________________
                                                           C. G. Grefenstette, Trustee

                                                          By ____________________________________
                                                           L. M. Wagner, Trustee



       Address for Notice:                                C. G. GREFENSTETTE AND L. M. WAGNER, TRUSTEES U/A/T
       c/o Maurice J. White                               DATED DECEMBER 30, 1976 FOR THE CHILDREN OF HENRY LEA
       The Hillman Company                                HILLMAN, JR.
       1800 Grant Building
       Pittsburgh, PA 15219                               By ____________________________________
                                                           C. G. Grefenstette, Trustee

                                                          By ____________________________________
                                                           L. M. Wagner, Trustee



       Address for Notice:                                C. G. GREFENSTETTE AND L. M. WAGNER, TRUSTEES U/A/T
       c/o Maurice J. White                               DATED DECEMBER 30, 1976 FOR THE CHILDREN OF WILLIAM
       The Hillman Company                                TALBOTT HILLMAN
       1800 Grant Building
       Pittsburgh, PA 15219                               By ____________________________________
                                                           C. G. Grefenstette, Trustee

                                                          By ____________________________________
                                                           L. M. Wagner, Trustee